UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 6, 2018
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Denali Therapeutics Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38311	46-3872213
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
151 Oyster Point Blvd., 2nd Floor
South San Francisco, California 94080
(Address of principal executive offices, including zip code)

(650) 866-8548
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last reports)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.
On November 8, 2018, Denali Therapeutics Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2018. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
All of the information furnished in this Item 2.02 and Item 9.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2018, Jennifer Cook was appointed to the Company's Board of Directors (the "Board") and to the Corporate Governance and Nominating Committee of the Board (the "Nominating Committee"). Ms. Cook will serve as a Class III director, with a term expiring at the Company's 2020 annual meeting of the stockholders.

Jennifer Cook is the Chief Executive Officer of GRAIL. Previously, she was at Roche Pharmaceuticals and Genentech, where she has held a number of senior management positions, covering the full lifecycle of product development and commercialization.  From 2013 to 2016 she was Head of Region Europe for Roche Pharmaceuticals, where she was responsible for the commercial success of Roche's pharmaceutical products in Europe and leading more than 5,500 employees across the 28 countries of the region. Other key positions during her 25-year tenure at Roche and Genentech included leading Global Clinical Operations, US and Global Product Portfolio Management, a Commercial Business Unit in the US, and Market Development. Ms. Cook started her career in research and development at Genentech.  In 2016, Ms. Cook was recognized for her contributions to the healthcare industry and inspirational leadership when she was named Woman of the Year by the Healthcare Businesswomen’s Association. Ms. Cook holds a BA in Human Biology and an MS in Biology from Stanford University, as well as an MBA from the Haas School of Business at University of California, Berkeley.

In accordance with Company policy, Ms. Cook will receive annual cash compensation of $40,000 for her services as a member of the Board and an additional $4,000 per year for service as a member of the Nominating Committee, each payable quarterly in arrears on a pro-rata basis, and on November 6, 2018, Ms. Cook was automatically granted an option to purchase common stock with a grant date value of $600,000, which vests as to 25% of the shares on the one year anniversary of the grant date and as to 1/48th of the shares on each monthly anniversary of the grant date thereafter, provided that she remains a service provider through the applicable vesting date.

Ms. Cook will be eligible for equity awards on the same terms as other continuing non-employee members of the Board. Currently, Company policy provides that on the date of each annual meeting of stockholders, each non-employee director who has been a director for six months or more on the date of the annual meeting will automatically be granted an option to purchase common stock having a grant date value equal to $350,000. Each annual option award will vest fully on the earlier of the one year anniversary of the grant date or the day prior to the next annual meeting of stockholders held after the grant date, in each case provided that such director remains a service provider through the applicable vesting date.

Ms. Cook also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-221522) filed with the Securities and Exchange Commission on December 7, 2017.

There is no arrangement or understanding between Ms. Cook and any other persons pursuant to which Ms. Cook was elected as a director. In addition, Ms. Cook is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 8, 2018, the Company issued a press release announcing Ms. Cook’s appointment as a director. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENALI THERAPEUTICS INC.

Date:	November 8, 2018	By:	/s/ Steve E. Krognes
Steve E. Krognes
Chief Financial Officer